Exhibit 16.1

March 11, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Omni Shrimp, Inc.

Commission File No. 000-49901

Ladies and Gentlemen:

We have read Item 4.01 of Omni Shrimp, Inc. Form 8-K dated September 4, 2018 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP